EXHIBIT 99

CERTIFICATION PURSUANT TO

18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, G. Kent Lingerfelt, a member of the Equifax Inc. Group Plans Administrative Committee, do hereby certify in connection with the Annual Report on Form 11-K of the Equifax Inc. 401(k) Plan for the period ended December 31, 2002 (the “Report”), (i) that the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and (ii) that the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Plan.

/s/ G. KENT LINGERFELT
G. Kent Lingerfelt
Group Plans Administrative Committee
Dated: June 27, 2003

A signed original of this statement required by Section 906 has been provided to Equifax Inc. and will be retained by Equifax Inc. and furnished to the Securities and Exchange Commission or its staff upon request.